Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 12, 2010, with respect to the financial statements of SinoTech Energy Limited contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton

Hong Kong,

October 13, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 12, 2010, with respect to the financial statements of SinoTech Energy Limited contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton

Hong Kong,

October 12, 2010